Exhibit (j)(1)

 Consent of Independent Registered Public Accounting Firm

As independent public accountants, we hereby consent to the use of our report dated May 16, 2005 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 16 (’33 Act) and Amendment No. 21 (’40 Act) to Santa Barbara Group of Mutual Funds’ Registration Statement on Form N-1A (file No. 033-56546 and file No. 811-07414), including the reference to our firm under the heading “Financial Highlights” in the Prospectus and the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen McCurdy, Ltd.

Cohen McCurdy, Ltd.

Westlake, Ohio

September 27, 2005